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                                                                  Exhibit 99.1

NATIONAL CITY      [LOGO]                            NATIONAL CITY CORPORATION
Corporation                                          National City Center
                                                     Post Office Box 5756
                                                     Cleveland, OH 44101-0756
                                                     216 575 2000


FOR MORE INFORMATION CONTACT:


                        Brad Hemstreet
                        Manager, Corporate Communications
                        National City Communications
                        (216) 575-2440

                        FOR IMMEDIATE RELEASE

                NATIONAL CITY COMPLETES ACQUISITION OF INTEGRA;
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                FOUR INTEGRA DIRECTORS JOIN NATIONAL CITY BOARD
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     CLEVELAND, OH -- May 3, 1996 -- National City Corporation (NYSE:NCC) today completed its acquisition of Integra Financial Corporation (NYSE:ITG). The merger of the two companies creates a $50 billion diversified financial services company with primary operations in Ohio, Indiana, Kentucky and Western Pennsylvania.

     "We said we would increase revenue while maintaining our high level of customer service during the merger. We have done that," said David A. Daberko, chairman and chief executive officer of National City. "Individually and combined, our first quarter performance was outstanding and I think we are positioned to continue that performance."

     "The conversion of the Integra systems will be completed May 31," Daberko added. "It will be our fastest conversion and one of the fastest ever completed in the banking industry."

     With completion of the acquisition, four members of Integra Financial Corporation's board of directors join National City's board. The size of National City's board increases to 19 members.

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The new board members are:

* James S. Broadhurst, chairman and chief executive officer, Eat'n Park Restaurants;

* Robert A. Paul, president and chief executive officer, Ampco-Pittsburgh Corporation;

* William F. Roemer, chairman, National City Bank of Pennsylvania;

* Michael A. Schuler, chairman, president and chief executive officer, Zippo Manufacturing Company.

PROFILES OF NEW NATIONAL CITY CORPORATION BOARD MEMBERS
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James S. Broadhurst
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Mr. Broadhurst joined Eat'n Park, a chain of 68 family restaurants in
Pennsylvania, Ohio and West Virginia, as executive vice president and treasurer in 1973, following a seven-year career in commercial banking at Pittsburgh National Bank. He was elected president in 1975 and chairman and chief executive officer in 1984. Mr. Broadhurst has a bachelor's degree from Pennsylvania State University and an MBA from the University of Pittsburgh. Active in the Pittsburgh community, Mr. Broadhurst serves on the board of directors of Children's Hospital of Pittsburgh, Allegheny Conference on Community Development, Penn's Southwest Association, Pittsburgh Foundation, Civic Light Opera, National Flag Foundation and United Way of Allegheny County.

Robert A. Paul
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Mr. Paul, a 32-year veteran of Ampco-Pittsburgh Corporation, was named president and chief executive officer in 1994. He joined the company in 1964 as plant manager and held positions in corporate development and finance before being named president and chief operating officer in 1979. Mr. Paul holds a bachelor's degree from Cornell University and an MBA and law degrees from Harvard University. He is a director of Ribozyme Pharmaceuticals and executive vice president and director of the Louis Berkman Company and Subsidiaries. Mr. Paul is active in the community as a board member of University of Pittsburgh Medical center, the Jewish Health-Care Foundation, the Fair Oaks Foundation, the Louis and Sandra Berkman Foundation and Cornell University.

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William F. Roemer
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In his 37-year career in banking, Mr. Roemer has served as president of Bradford
National Bank, president of First Laurel Bank, president and chief executive officer of Pennbank, president and chief executive officer of Pennbancorp, and chairman and chief executive officer of Integra Financial Corporation. He is now chairman of National City Bank of Pennsylvania. Mr. Roemer has a bachelor's degree in economics from Princeton University. He is a director of many community organizations, including United Way of Allegheny County, Pittsburgh Symphony, Greater Pittsburgh Council of the Boy Scouts of America, Coalition for Christian Outreach, Allegheny Conference for Economic Development, Pittsburgh Downtown Partnership, Cities in Schools, Penn's Southwest Association,
Pittsburgh 2000 and Trinity Episcopal School for Ministry.


Michael A. Schuler
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Mr. Schuler joined Zippo Manufacturing as controller in 1978 and was named to his present position in 1986. He also serves as chief executive officer of
W. R. Case & Sons Cutlery Company, a Zippo subsidiary. A certified public accountant, Mr. Schuler received a bachelor's degree from Villanova University. He is active in many civic organizations and currently serves as chairman of the board of directors of Bradford Regional Medical Center and Bradford Hospital Foundation.

PROFILE OF NATIONAL CITY CORPORATION
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     National City Corporation is a $50 billion diversified financial services company based in Cleveland, Ohio. National City operates banks and other financial services subsidiaries principally in Ohio, Kentucky, Indiana and western Pennsylvania.

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